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        SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, D.C.   20549
                     FORM 8-K

                   CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF
         THE SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):
                  September 11, 2007


                     Versar Inc.
  (Exact Name of Registrant as Specified in its Charter)

                       Delaware
            (State or Other Jurisdiction) 1-9309
               (Commission File Number)   54-0852979
          (IRS Employer Identification No.)
              6850 Versar Center, Springfield, Virginia 22151
        (Address of Principal Executive Offices)

                    (703) 750-3000
  (Registrant?s Telephone Number, Including Area Code)

                     Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


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  Item 5.02 (e) Compensatory Arrangements of Certain Officers

     On September 6, 2007, the Board of Directors of Versar, Inc. elected Michael J. Abram a Senior Vice President and Executive Officer. At the same meeting, the Board extended the Employment Agreement with Dr. Theodore M. Prociv, President and CEO, for an additional year.

     On September 5, 2007, the Compensation Committee of the Board of Directors, consisting of all independent directors took the following compensation actions:

Under the Fiscal Year 2007 Incentive Compensation Plan:

	A.  Cash Bonuses

	    Theodore M. Prociv		$170,000
	    Lawrence W. Sinnott		$140,000
	    Jerome B. Strauss		$ 15,000
	    James C. Dobbs		$ 40,000
	    Jeffrey A. Wagonhurst	$100,000
	    Gina Foringer		$ 30,000
	    Michael J. Abram		$ 20,000
            (not yet an Executive Officer)

	B.  Restricted Stock to be vested over a two year period

	    Theodore M Prociv	 	  25,000 shares
	    Lawrence W. Sinnott	 	  15,000 shares
	    Jerome B. Strauss 	  	   5,000 shares
	    James C. Dobbs 		  10,000 shares
	    Jeffrey A. Wagonhurst 	  10,000 shares
	    Gina Foringer 		   5,000 shares
	    Paul W. Kendall		   5,000 shares
	    Michael J. Abram	  	   5,000 shares
  	    (not yet an Executive Officer)

In addition, the Compensation Committee adjusted the salaries of the CEO and Executive Officers as follows:

				New Salary	Increase

Theodore M. Prociv		$330,000	$30,000
Lawrence W. Sinnott		$210,000	$20,000
Jerome B. Strauss		$172,000	      0
James C. Dobbs			$180,000	$ 8,000
Jeffrey A. Wagonhurst		$185,000	$15,000
Gina Foringer			$165,000	$ 5,000
Paul W. Kendall			$166,000	      0
Michael J. Abram		$165,000	$15,000
(subject to promotion)




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                      SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      VERSAR, INC.



                 Date: September 11, 2007


                            /S/
                  By       ______________________________________
                           James C. Dobbs
                           Senior Vice President &
                           General Counsel
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